UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2018

PepsiCo, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant’s telephone number, including area code: (914) 253-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2018, PepsiCo, Inc. (“PepsiCo”) entered into a new $3,750,000,000 five-year unsecured revolving credit agreement (the “2018 Five-Year Credit Agreement”) by and among PepsiCo, as borrower, the lenders named therein, and Citibank, N.A., as administrative agent. The 2018 Five-Year Credit Agreement and the new $3,750,000,000 364-day unsecured revolving credit agreement (the “2018 364-Day Credit Agreement”) by and among PepsiCo, as borrower, the lenders named therein, and Citibank, N.A., as administrative agent, together replace the 2017 Five-Year Credit Agreement (as defined below) and the 2017 364-Day Credit Agreement (as defined below).

The 2018 Five-Year Credit Agreement enables PepsiCo and its borrowing subsidiaries to borrow up to $3,750,000,000, subject to customary terms and conditions, and expires on June 4, 2023. PepsiCo may also, upon the agreement of either the then existing lenders or of additional banks not currently party to the 2018 Five-Year Credit Agreement, increase the commitments under the 2018 Five-Year Credit Agreement to up to $4,500,000,000. PepsiCo may, once a year, request renewal of the 2018 Five-Year Credit Agreement for an additional one-year period. Subject to certain conditions stated in the 2018 Five-Year Credit Agreement, PepsiCo and its borrowing subsidiaries may borrow, prepay and reborrow amounts under the 2018 Five-Year Credit Agreement at any time during the term of the 2018 Five-Year Credit Agreement. Funds borrowed under the 2018 Five-Year Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries. The 2018 Five-Year Credit Agreement contains customary representations and warranties and events of default. As of the date of this Current Report on Form 8-K, there were no outstanding borrowings under the 2018 Five-Year Credit Agreement.

The foregoing description of the 2018 Five-Year Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Five-Year Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In the ordinary course of their respective businesses, the lenders under the 2018 Five-Year Credit Agreement and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with PepsiCo and its affiliates.

Item 1.02. Termination of a Material Definitive Agreement.

Effective June 4, 2018, PepsiCo terminated the Five-Year Credit Agreement, dated as of June 5, 2017, among PepsiCo, as borrower, the lenders party thereto, Citibank, N.A., as administrative agent, and the other agents party thereto, as amended (the “2017 Five-Year Credit Agreement”). There were no outstanding borrowings under the 2017 Five-Year Credit Agreement at the time of its termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

Effective June 4, 2018, PepsiCo terminated the 364-Day Credit Agreement, dated as of June 5, 2017, among PepsiCo, as borrower, the lenders party thereto, Citibank, N.A., as administrative agent, and the other agents party thereto, as amended (the “2017 364-Day Credit Agreement”). There were no outstanding borrowings under the 2017 364-Day Credit Agreement at the time of its termination.

On June 4, 2018, PepsiCo entered into the 2018 364-Day Credit Agreement. The 2018 364-Day Credit Agreement enables PepsiCo and its borrowing subsidiaries to borrow up to $3,750,000,000, subject to customary terms and conditions, and expires on June 3, 2019. PepsiCo may also, upon the agreement of either the then existing lenders or of additional banks not currently party to the 2018 364-Day Credit Agreement, increase the commitments under the 2018 364-Day Credit Agreement to up to $4,500,000,000. PepsiCo may request renewal of the 2018 364-Day Credit Agreement for an additional 364-day period or convert any amounts outstanding into a term loan for a period of up to one year, which would mature no later than the anniversary of the then effective termination date. Subject to certain conditions stated in the 2018 364-Day Credit Agreement, PepsiCo and its borrowing subsidiaries may borrow, prepay and reborrow amounts under the 2018 364-Day Credit Agreement at any time during the term of the 2018 364-Day Credit Agreement. Funds borrowed under the 2018 364-Day Credit Agreement may be used for general corporate purposes of PepsiCo and its subsidiaries. The 2018 364-Day Credit Agreement contains customary representations and warranties and events of default. As of the date of this Current Report on Form 8-K, there were no outstanding borrowings under the 2018 364-Day Credit Agreement.

In the ordinary course of their respective businesses, the lenders under the 2018 364-Day Credit Agreement and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with PepsiCo and its affiliates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Five-Year Credit Agreement, dated as of June 4, 2018, among PepsiCo, Inc., as borrower, the lenders named therein, and Citibank, N.A., as administrative agent.

INDEX TO EXHIBITS

10.1 Five-Year Credit Agreement, dated as of June 4, 2018, among PepsiCo, Inc., as borrower, the lenders named therein, and Citibank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018

PepsiCo, Inc.

By:	/s/ Cynthia Nastanski
Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary